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                                                                   EXHIBIT 11(c)





                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our reports on the AIM Limited Maturity Portfolio (a series of AIM Investment Securities Funds) dated August 23, 1996 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Audit Reports" in the Statement of Additional Information.


                                            /s/ KPMG PEAT MARWICK LLP

                                            KPMG Peat Marwick LLP



Houston, Texas
November 12, 1996